1 Contact: Paul Adams Constellation Communications 667-218-7700 paul.adams@constellation.com CONSTELLATION TO LAUNCH CRANE CLEAN ENERGY CENTER, RESTORING JOBS AND CARBON-FREE POWER TO THE GRID Constellation signs its largest-ever power purchase agreement with Microsoft, a deal that will restore TMI Unit 1 to service and keep it online for decades; add approximately 835 megawatts of carbon-free energy to the grid; create 3,400 direct and indirect jobs and deliver more than $3 billion in state and federal taxes LONDONDERRY, PA (Sept 20, 2024) Constellation (Nasdaq: CEG) announced today the signing of a 20-year power purchase agreement with Microsoft that will pave the way for the launch of the Crane Clean Energy Center (CCEC) and restart of Three Mile Island Unit 1, which operated at industry-leading levels of safety and reliability for decades before being shut down for economic reasons exactly five years ago today. Under the agreement, Microsoft will purchase energy from the renewed plant as part of its goal to help match the power its data centers in PJM use with carbon-free energy. “Powering industries critical to our nation’s global economic and technological competitiveness, including data centers, requires an abundance of energy that is carbon- free and reliable every hour of every day, and nuclear plants are the only energy sources that can consistently deliver on that promise,” said Joe Dominguez, president and CEO, Constellation. “Before it was prematurely shuttered due to poor economics, this plant was among the safest and most reliable nuclear plants on the grid, and we look forward to bringing it back with a new name and a renewed mission to serve as an economic engine for Pennsylvania. We are especially honored to name this new plant after our former CEO Chris Crane, who was a fierce advocate for our business, devoting his entire career to the safe, reliable operation of our nation’s nuclear fleet, and we will continue that legacy at the Crane Clean Energy Center.” The Unit 1 reactor is located adjacent to TMI Unit 2, which shut down in 1979 and is in the process of being decommissioned by its owner, Energy Solutions. TMI Unit 1 is a fully independent facility, and its long-term operation was not impacted by the Unit 2

2 accident. To prepare for the restart, significant investments will be made to restore the plant, including the turbine, generator, main power transformer and cooling and control systems. Restarting a nuclear reactor requires U.S. Nuclear Regulatory Commission approval following a comprehensive safety and environmental review, as well as permits from relevant state and local agencies. Additionally, through a separate request, Constellation will pursue license renewal that will extend plant operations to at least 2054. The CCEC is expected to be online in 2028. "This agreement is a major milestone in Microsoft's efforts to help decarbonize the grid in support of our commitment to become carbon negative. Microsoft continues to collaborate with energy providers to develop carbon-free energy sources to help meet the grids' capacity and reliability needs," said Bobby Hollis, VP of Energy, Microsoft. A recent economic impact study commissioned by the Pennsylvania Building & Construction Trades Council found that the new CCEC will create 3,400 direct and indirect jobs and add more than 800 megawatts of carbon-free electricity to the grid. The report, produced by The Brattle Group, also found that restarting the plant will add $16 billion to the state’s GDP and generate more than $3 billion in state and federal taxes. To ensure that the local community fully participates in the economic benefits of restarting the facility, Constellation has committed an additional $1 million in philanthropic giving to the region over the next five years to support workforce development and other community needs. The company had a strong relationship with Middletown and the surrounding communities over the 20 years that it operated the plant, with public safety as its No. 1 priority. Constellation is committed to making community outreach, engagement and dialogue cornerstones of its restart plan. “The CCEC will support thousands of family-sustaining jobs for decades to come,” said Rob Bair, President, Pennsylvania State Building and Construction Trades Council. “It will help make Pennsylvania a leader in attracting and retaining the types of reliable, clean energy jobs that will define the future.” “Pennsylvania’s nuclear energy industry plays a critical role in providing safe, reliable, carbon-free electricity that helps reduce emissions and grow Pennsylvania’s economy,” said Governor Josh Shapiro. “Under the careful watch of state and federal authorities, the Crane Clean Energy Center will safely utilize existing infrastructure to sustain and

3 expand nuclear power in the Commonwealth while creating thousands of energy jobs and strengthening Pennsylvania’s legacy as a national energy leader. My Administration will continue to work to cut energy costs and ensure the reliability of our energy grid so that Pennsylvanians can have access to affordable power made right here in Pennsylvania for years to come – and the Crane Clean Energy Center will help us achieve those goals.” “This is a valuable opportunity to invest in clean, carbon-free and affordable power -- on the heels of the hottest year in Earth’s history,” said Pennsylvania State Representative Tom Mehaffie (106th District). “This will transform the local economy and presents a rare opportunity to power our economy with reliable clean energy that we can count on.” Public support for the restart is strong in Pennsylvania. According to a recent statewide poll, conducted by Susquehanna Polling & Research, Pennsylvanians favor restarting the plant by a more than 2-1 margin. The same independent poll found that 70 percent of state residents support the continued use of nuclear energy as a source of reliable, carbon-free energy. "The start of the Crane Clean Energy Center represents an important milestone for our nation, the region, and the people of the great state of Pennsylvania," said Dr. Michael Goff, Acting Assistant Secretary, Department of Energy's Office of Nuclear Energy. "Always-on, carbon-free nuclear energy plays an important role in the fight against climate change and meeting the country's growing energy demands." Renewed interest in nuclear energy has spread globally as nations seek to electrify their economies to support the digital economy and address the climate crisis. Among their many attributes, nuclear plants can reliably produce carbon-free energy 24/7 in all weather conditions and run for up to two years without needing to be refueled. “I’m proud to see the launch of the Crane Clean Energy Center,” said U.S. Congressman Scott Perry. “This critical step forward will ensure Pennsylvania has sufficient baseload power to meet its needs for decades to come while producing 3,400 jobs in our community. Thank you to Constellation Energy for working to bring this economic driver back to South Central Pennsylvania.” Constellation purchased TMI Unit 1, in 1999. Before it was retired prematurely for economic reasons in 2019, the plant had a generating capacity of 837 megawatts,

4 which is enough to power more than 800,000 average homes. In its last year of operation, the plant was producing electricity at maximum capacity 96.3 percent of the time – well above the industry average. The plant had an annual payroll of about $60 million and employed more than 600 full-time workers, in addition to the 1,000 highly skilled, mostly union craftspeople that supported the plant’s biennial refueling outages. The plant will be renamed the Crane Clean Energy Center in honor of Chris Crane, who was CEO of Constellation’s former parent company and a true titan of the nuclear industry. Crane, who passed away in April 2024, was a staunch advocate for America’s commercial nuclear power industry and the environmental and economic benefits it delivered for our nation. He was instrumental in both shaping the industry and rebuilding public support for nuclear technology. Crane helped build the Institute for Nuclear Power Operations (INPO) and served on the boards of the Nuclear Energy Institute (NEI) and the World Association of Nuclear Operators (WANO). What others are saying about the Crane Clean Energy Center: Londonderry Township Board of Supervisors Chair Bart Shellenhamer: “This unit was a good neighbor to Londonderry Township and our surrounding region for 45 years, with a workforce dedicated to contributing to area nonprofits and supporting the local economy,” said Londonderry Township Board of Supervisors Chair Bart Shellenhamer. “The Crane Clean Energy Center will bring billions in new infrastructure investment and help support area businesses, schools and public services that improve quality of life for the whole region.” Nuclear Energy Institute President and CEO Maria Korsnick: “The Crane Clean Energy Center is a fitting honor for a nuclear industry leader and will bring significant benefits to Pennsylvania and the nation,” said Maria Korsnick, President and Chief Executive Officer of the Nuclear Energy Institute. “In addition to restoring jobs and clean, reliable energy to the state, the investment will help the country meet its climate and energy independence goals and serve as a catalyst for future investment and economic growth in the region.” # # #

5